EXHIBIT 99.1

GRANT PARK WEEKLY PERFORMANCE STATISTICS * 6/20/08
	Weekly ROR	MTD ROR	YTD ROR
Class A Units	0.78%	2.73%	17.01%
Class B Units	0.76%	2.68%	16.53%
* Subject to independent verification

      COMMENTARY FOR THE WEEK ENDED JUNE 20, 2008

Grant Park registered modest profits this past week.  Gains were mostly attributed to the metals and currency markets, while setbacks came from the softs/agriculturals and fixed income sectors.  After last week’s performance, Grant Park is up an estimated 2.73% month-to-date and up 17.01% year-to-date in the Class A units, and up an estimated 2.68% month-to-date and up 16.53% year-to-date in the Class B units.

The majority of last week’s gains came from positions in the base metals markets, especially those featured at the London Metals Exchange (LME).  Most profitable were long positions in the LME aluminum and copper markets.  Analysts close to the markets attribute the increases to a combination of yet another weakening of the U.S. dollar and a variety of fundamental influences.  Although the most recent fundamental concerns in the metals markets have been geared towards softening demand from China, supply constraints were the main drivers this past week.  Offering price support to the copper markets was growing labor unrest at some of Peru’s biggest copper mining firms.  Workers across all firms in the area, some of whom were entering their second week of strikes, are banding together to halt production as they demand better benefits.  Domestically, the power-related shutdown of one of Alcoa’s biggest smelting plants caused a spike in aluminum prices, helping it reach two-month highs before week’s end.

The currency markets were somewhat fruitful for Grant Park as the U.S. dollar fell alongside the portfolio’s short positions yet again this past week.  Uncertainty regarding the status of the U.S. economy was most likely again the influential factor in the dollar’s recent decline.  Benefiting substantially from the greenback’s decline were the portfolio’s long Australian dollar positions.  Analysts believe that another key factor adding to gains in the Aussie dollar were increases in the price of gold last week.  As gold is one of Australia’s chief exports, the 3.50% price bump experienced by the commodity surely helped add to profits.  Also providing gains for the portfolio were long positions in the Mexican peso markets.  The peso hit 5-year highs against the dollar as the Banco de Mexico unexpectedly raised interest rates by 0.25% in attempts to thwart inflation.

Among the portfolio’s worst performers were short positions in the fixed income markets.  Positions in the domestic financial markets, namely in the T-Note and Eurodollar, registered losses as fears regarding the status of the U.S. financial markets re-emerged this past week.  Poised in an already unstable economic environment, the recent poor earnings announcements of financial behemoths Goldman Sachs, Lehman Brothers, and Morgan

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com

Stanley sent the U.S. equity markets reeling, driving many investors into the more risk-averse fixed income markets.  Market participants are also still responding to the recently announced views of both the U.S. Fed Chairman and the ECB President that fighting inflation would be the primary concern in the near future.  Since these initial announcements, various officials (both domestic and abroad) have issued conflicting views by stating that monetary tightening may not happen as often as was suggested.  These comments sent an immediate ripple through the fixed income markets, pushing bond yields downwards, which in turn caused futures prices to increase and move against Grant Park’s short positions.

Lastly, after the previous week’s strong upsurge, prices in the softs/agriculturals markets fell this past week causing losses in the portfolio.  Despite reaching new all-time highs on Monday, the price of corn fell 1.43% from the previous week’s close moving against Grant Park’s long positions.  Analysts attribute the bulk of the decline in the corn markets to technical corrections as the market began to stabilize after its recent speedy rise.  Long positions in the soybean complex experienced minor losses as well.  The soybean complex most likely dipped as improved weather forecasts could possibly get farmers back into their fields to continue plantings which would in turn increase supply.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com